MAXCO, INC. AND SUBSIDIARIES

EXHIBIT 23.1 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM -- REHMANN ROBSON

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Forms S-8 No. 33-48351 and S-8 No. 333-67539) pertaining to the Maxco, Inc. Incentive Stock Option Plan and the Maxco, Inc. 1998 Stock Option Plan, and in the related prospectus of our report dated July 14, 2005 with respect to the consolidated financial statements of Maxco, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2005.

                                                          /S/ REHMANN ROBSON

Troy, Michigan
July 14, 2005